Exhibit 19.15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AngloGold Ashanti Limited
Johannesburg, South Africa

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-264051) of AngloGold Ashanti Limited and Form F-3 (No. 333-264051-01) of AngloGold Ashanti Holdings plc of our report dated March 17, 2023, relating to the consolidated financial statements of Kibali (Jersey) Limited which appears in this Annual Report on Form 20-F of AngloGold Ashanti Limited.

/s/ BDO LLP

BDO LLP
London, United Kingdom
March 17, 2023